Exhibit 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


     In connection with the accompanying Quarterly Report on Form 10-Q/A of Paragon Financial Corporation (kna New Market Latin America, Inc.) for the quarter ended March 31, 2005, I, Philip J. Rauch, Chief Financial Officer of Paragon Financial Corporation (kna New Market Latin America, Inc.), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a) such Quarterly Report on Form 10-Q/A of Paragon Financial Corporation (kna New Market Latin America, Inc.) for the Quarter ended March 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b) the information contained in such Quarterly Report on Form 10-Q/A of Paragon Financial Corporation (kna New Market Latin America, Inc.) for the quarter ended March 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Paragon Financial Corporation (kna New Market Latin America, Inc.)





                            /s/ Philip J.Rauch
                                --------------
                                Philip J. Rauch, Chief Financial Officer


Date:    October 10, 2008



A signed original of this written statement required by Section 906 has been provided to Paragon Financial Corporation (kna New Market Latin America, Inc.) and will be retained by Paragon Financial Corporation (kna New Market Latin America, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.